Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES SECOND QUARTER 2023 EARNINGS

Charlottesville, VA – July 17, 2023 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $5.7 million, or $1.05 per diluted share, for the quarter ended June 30, 2023, evenly balanced with net income of $5.7 million, or $1.06 per diluted share, recognized for the quarter ended June 30, 2022. For the six months ended June 30, 2023, the Company recognized net income of $11.4 million, or $2.13 per diluted share, compared to $10.6 million, or $1.98 per diluted share, for the six months ended June 30, 2022.

“Virginia National Bank remains committed to our customers and our community, and continues to proactively lend as indicated by our loan growth in the second quarter,” commented President and Chief Executive Officer, Glenn W. Rust. “We have not been forced to tighten our credit quality standards as many banks have, since our standards were established with a high bar from the onset, as evidenced by our solid credit quality metrics. Our return on average assets set a record for the Company in the first half of 2023, as we achieved 1.47% year-to-date.”

Second Quarter 2023 Highlights

•
Return on average assets ("ROAA") for the three months ended June 30, 2023 increased to 1.46% compared to 1.27% realized in the same period in the prior year.
•
Return on average equity (“ROAE”) for the three months ended June 30, 2023 decreased to 15.98% compared to 16.16% realized in same period in the prior year, primarily due to the increase in accumulated other comprehensive loss of $8.3 million period over period related to unrealized losses in the securities portfolio.
•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure)1 was 54.1% for the three months ended June 30, 2023, an improvement over 58.3% for the same period in the prior year.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended June 30, 2023 rose to 3.83%, compared to 3.02% for the three months ended June 30, 2022. Yield on loans elevated to 6.35% for the three months ended June 30, 2023, from 4.32% for the same period in the prior year. The accretion of the credit mark related to purchased loans positively impacted interest income by 88 bps in the second quarter of 2023, compared to 12 bps in the second quarter of 2022, increasing primarily due to the treatment of the credit mark under CECL2. When a purchased loan, which was identified as purchased credit-deteriorated as of the date of the acquisition, is satisfied by the borrower, the remaining mark is recognized as interest income in accordance with CECL, whereas former accounting treatment required that the credit mark be spread among the remaining loan pool.
•
Total deposits declined $130.3 million from December 31, 2022 to June 30, 2023, as many customers moved funds outside of the Bank to earn higher yields while the Bank's strategy was to keep cost of funds low during the first two months of the year. Borrowings and federal funds purchased increased over the same period by $80.1 million. As of June 30, 2023, the Company had unused borrowing facilities in place of approximately $106.6 million.
•
The Company had no brokered deposits as of June 30, 2023 or December 31, 2022. The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $132.8 million as of June 30, 2023 and $134.6 million as of December 31, 2022.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

2 For more information regarding the adoption of FASB's Topic 326, Financial Instruments - Credit Losses ("CECL") effective January 1, 2023, refer to the Company's first quarter 2023 Form 10-Q.

Share Repurchase Plan

During the second quarter of 2023, the Board of Directors approved a share repurchase plan of up to 5% of outstanding common stock, subject to consultation with the Federal Reserve. More information will be forthcoming for shareholders regarding the specifics of the plan after the consultation has been completed.

Loans and Asset Quality

•
Gross loans outstanding as of June 30, 2023 totaled $973.3 million, an increase of $36.9 million, or 3.9%, compared to December 31, 2022.
•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.08% as of June 30, 2023 and December 31, 2022, compared to 0.07% as of June 30, 2022. Nonperforming assets have been reduced to $1.3 million as of June 30, 2023, compared to $1.4 million as of December 31, 2022 and increased from $1.1 million as of June 30, 2022; the Company currently holds no other real estate owned.
o
Six loans to five borrowers are in non-accrual status, totaling $1.2 million, as of June 30, 2023, compared to $673 thousand as of December 31, 2022 and $511 thousand as of June 30, 2022. The adoption of CECL altered the manner in which purchased loans that were in non-accrual status are presented, and as a result, two such loans totaling $534 thousand are now included in this figure.
o
Loans 90 days or more past due and still accruing interest amounted to $107 thousand as of June 30, 2023, compared to $705 thousand as of December 31, 2022 and $626 thousand as of June 30, 2022.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.81% as of June 30, 2023 and 0.57% as of June 30, 2022. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $11.0 million as of June 30, 2023. The total of the ACL and the fair value mark as a percentage of gross loans (a non-GAAP financial measure)1 amounted to 1.94% as of June 30, 2023 and 2.39% as of June 30, 2022.
•
For the three months ended June 30, 2023, the Company recorded a provision for credit losses of $261 thousand, which includes $45 thousand related to provision for unfunded commitments. The increase in provision over the prior year is due primarily to increased loan balances.

Net Interest Income

•
Net interest income for the three months ended June 30, 2023 of $13.7 million increased $1.2 million, or 10%, compared to the three months ended June 30, 2022, due primarily to the increase in average balances of securities, positively impacting net interest income through rate and volume, as well as the increase in average yields on loans, offset by increased interest expense on deposit accounts and borrowings.
•
The overall cost of funds, including noninterest deposits, of 133 bps incurred in the three months ended June 30, 2023 increased 116 bps from 17 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 24 bps to 174 bps.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 83% of total deposits as of June 30, 2023 and 2022.

Noninterest Income

Noninterest income for the three months ended June 30, 2023 decreased $1.6 million, or 44%, compared to the three months ended June 30, 2022, primarily due to gains on the sale of property of $1.1 million in the second quarter of the prior year. In addition, $210 thousand of income was recognized in the second quarter of the prior year related to advisory and brokerage income; this business line was sold in the fourth quarter of 2022, eliminating future income or expense related thereto. In the second quarter of 2023, the Company received an additional $267 thousand recovery of unearned premiums related to the loss of insurance on the student loan portfolio, bringing the total recovered from liquidation of the insurance company to over $1.3 million.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2023 decreased $878 thousand, or 9%, compared to the three months ended June 30, 2022, primarily due to lower occupancy expense and reduced professional and consulting fees as a result of efficiencies gained from the merger.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Book Value

Book value per share was $26.54 as of June 30, 2023 and $25.20 as of June 30, 2022, and tangible book value per share (a non-GAAP financial measure)1 was $24.01 as of June 30, 2023 compared to $22.28 as of June 30, 2022. These values increased as the impact of net income outweighed the increase in unrealized losses in the investment portfolio period over period.

Income Taxes

The effective tax rate amounted to 18.4% compared to 17.4% for the three months ended June 30, 2023 and 2022, respectively, which are both lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and bank owned life insurance policies.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the second quarter of the current year.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	June 30, 2023	December 31, 2022*	June 30, 2022
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$9,714	$20,993	$17,631
Interest-bearing deposits in other banks	20,225	19,098	145,217
Federal funds sold	-	45	52,819
Securities:
Available for sale, at fair value	473,868	538,186	461,830
Restricted securities, at cost	7,438	5,137	5,138
Total securities	481,306	543,323	466,968
Loans, net of deferred fees and costs	973,348	936,415	960,192
Allowance for credit losses	(7,863)	(5,552)	(5,503)
Loans, net	965,485	930,863	954,689
Premises and equipment, net	17,564	17,808	19,193
Assets held for sale	-	965	-
Bank owned life insurance	39,065	38,552	38,046
Goodwill	7,768	7,768	8,140
Core deposit intangible, net	5,815	6,586	7,405
Right of use asset, net	6,634	6,536	7,343
Deferred tax asset, net	16,961	17,315	14,279
Accrued interest receivable and other assets	13,551	13,507	13,210
Total assets	$1,584,088	$1,623,359	$1,744,940
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$412,273	$495,649	$512,889
Interest-bearing	312,773	399,983	399,930
Money market and savings deposit accounts	398,074	467,600	535,958
Certificates of deposit and other time deposits	224,956	115,106	150,121
Total deposits	1,348,076	1,478,338	1,598,898
Federal funds purchased	20,503	-	-
Borrowings	59,666	-	-
Junior subordinated debt, net	3,436	3,413	3,390
Lease liability	6,301	6,173	6,925
Accrued interest payable and other liabilities	3,667	2,019	1,511
Total liabilities	1,441,649	1,489,943	1,610,724
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,239	13,214	13,201
Capital surplus	107,568	105,344	104,858
Retained earnings	67,612	63,482	53,852
Accumulated other comprehensive loss	(45,980)	(48,624)	(37,695)
Total shareholders' equity	142,439	133,416	134,216
Total liabilities and shareholders' equity	$1,584,088	$1,623,359	$1,744,940
Common shares outstanding	5,365,982	5,337,271	5,326,271
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest and dividend income:
Loans, including fees	$14,894	$10,610	$27,661	$21,379
Federal funds sold	10	302	10	363
Other interest-bearing deposits	119	219	377	355
Investment securities:
Taxable	2,876	1,662	5,827	2,674
Tax exempt	329	308	656	612
Dividends	104	64	171	126
Total interest and dividend income	18,332	13,165	34,702	25,509

Interest expense:
Demand deposits	106	58	195	119
Money market and savings deposits	2,197	440	3,970	1,055
Certificates and other time deposits	1,776	157	2,424	352
Borrowings	439	-	766	-
Federal funds purchased	32	-	91	-
Junior subordinated debt	79	49	140	97
Total interest expense	4,629	704	7,586	1,623
Net interest income	13,703	12,461	27,116	23,886
Provision for (recovery of) credit losses	261	(217)	13	(69)
Net interest income after provision for (recovery of) credit losses	13,442	12,678	27,103	23,955

Noninterest income:
Wealth management fees	397	572	801	1,129
Advisory and brokerage income	-	210	-	426
Deposit account fees	399	458	800	923
Debit/credit card and ATM fees	636	779	1,207	1,486
Bank owned life insurance income	261	246	513	457
Resolution of commercial dispute	-	-	-	2,400
Gains on sales of assets	-	1,113	-	1,113
Gains on sales of securities, net	-	-	254	-
Other	352	268	746	499
Total noninterest income	2,045	3,646	4,321	8,433

Noninterest expense:
Salaries and employee benefits	4,062	4,086	8,113	8,817
Net occupancy	929	1,282	2,108	2,479
Equipment	176	254	394	537
Bank franchise tax	313	304	637	608
Computer software	203	357	405	620
Data processing	806	699	1,548	1,437
FDIC deposit insurance assessment	220	125	320	351
Marketing, advertising and promotion	275	259	650	526
Plastics expense	30	92	78	231
Professional fees	198	404	390	741
Core deposit intangible amortization	379	427	770	866
Other	973	1,153	2,012	2,324
Total noninterest expense	8,564	9,442	17,425	19,537

Income before income taxes	6,923	6,882	13,999	12,851
Provision for income taxes	1,272	1,197	2,557	2,242
Net income	$5,651	$5,685	$11,442	$10,609
Net income per common share, basic	$1.05	$1.07	$2.14	$1.99
Net income per common share, diluted	$1.05	$1.06	$2.13	$1.98
Weighted average common shares outstanding, basic	5,357,873	5,326,271	5,348,040	5,319,166
Weighted average common shares outstanding, diluted	5,375,073	5,347,008	5,375,545	5,345,242

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Common Share Data:
Net income per weighted average share, basic	$1.05	$1.08	$1.32	$1.08	$1.07
Net income per weighted average share, diluted	$1.05	$1.08	$1.32	$1.08	$1.06
Weighted average shares outstanding, basic	5,357,873	5,338,099	5,333,902	5,326,543	5,326,271
Weighted average shares outstanding, diluted	5,375,073	5,375,619	5,362,220	5,348,900	5,347,008
Actual shares outstanding	5,365,982	5,338,650	5,327,271	5,327,271	5,326,271
Tangible book value per share at period end	$24.01	$23.88	$22.31	$20.81	$22.28

Key Ratios:
Return on average assets [1]	1.46%	1.48%	1.65%	1.30%	1.27%
Return on average equity [1]	15.98%	17.57%	22.23%	16.50%	16.16%
Net interest margin (FTE) [2]	3.83%	3.71%	3.91%	3.47%	3.02%
Efficiency ratio (FTE) [3]	54.1%	56.2%	51.7%	57.0%	58.3%
Loan-to-deposit ratio	72.2%	67.3%	63.3%	59.0%	60.1%

Capital Ratios:
Tier 1 leverage ratio	11.20%	10.64%	9.77%	9.17%	8.79%
Total risk-based capital ratio	18.80%	18.37%	17.64%	16.97%	16.51%

Assets and Asset Quality:
Average earning assets	$1,443,048	$1,475,617	$1,568,765	$1,644,124	$1,668,471
Average gross loans	$940,264	$932,834	$938,740	$959,086	$984,883
Paycheck Protection Program loans, end of period	$196	$215	$234	$254	$1,925
Fair value mark on acquired loans	$10,957	$14,120	$15,887	$17,046	$17,502

Allowance for credit losses:
Beginning of period	$7,772	$5,552	$5,485	$5,503	$5,834
Impact of adoption of CECL	-	$2,491	$-	$-	$-
Provision for (recovery of) credit losses	216	(235)	136	39	(217)
Charge-offs	(180)	(136)	(472)	(119)	(191)
Recoveries	55	100	403	62	77
Net charge-offs	(125)	(36)	(69)	(57)	(114)
End of period	$7,863	$7,772	$5,552	$5,485	$5,503

Non-accrual loans	$1,185	$1,228	$673	$607	$511
Loans 90 days or more past due and still accruing	107	69	705	859	626
OREO	-	-	-	-	-
Total nonperforming assets (NPA)	$1,292	$1,297	$1,378	$1,466	$1,137

NPA as a % of total assets	0.08%	0.08%	0.08%	0.08%	0.07%
NPA as a % of gross loans plus OREO	0.13%	0.14%	0.15%	0.16%	0.12%
ACL to gross loans	0.81%	0.83%	0.59%	0.58%	0.57%
ACL + fair value mark to gross loans (non-GAAP)	1.94%	2.33%	2.29%	2.38%	2.39%
Non-accruing loans to gross loans	0.12%	0.13%	0.07%	0.06%	0.05%
Net charge-offs to average loans [1]	0.05%	0.02%	0.03%	0.02%	0.05%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	June 30, 2023			June 30, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$421,156	$2,980	2.83%	$325,833	$1,726	2.12%
Tax Exempt Securities [1]	66,956	415	2.48%	65,352	390	2.39%
Total Securities [1]	488,112	3,395	2.78%	391,185	2,116	2.16%
Loans:
Real Estate	823,289	13,167	6.41%	847,661	8,988	4.25%
Commercial	74,665	969	5.21%	86,394	995	4.62%
Consumer	42,310	758	7.19%	50,828	627	4.95%
Total Loans	940,264	14,894	6.35%	984,883	10,610	4.32%
Fed Funds Sold	895	10	4.48%	150,393	302	0.81%
Other interest-bearing deposits	13,777	119	3.46%	142,010	219	0.62%
Total Earning Assets	1,443,048	18,418	5.12%	1,668,471	13,247	3.18%
Less: Allowance for Credit Losses	(7,805)			(5,866)
Total Non-Earning Assets	113,883			133,526
Total Assets	$1,549,126			$1,796,131

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$331,523	$106	0.13%	$411,374	$58	0.06%
Money Market and Savings Deposits	415,015	2,197	2.12%	550,883	440	0.32%
Time Deposits	194,736	1,776	3.66%	152,695	157	0.41%
Total Interest-Bearing Deposits	941,274	4,079	1.74%	1,114,952	655	0.24%
Borrowings	34,265	439	5.14%	—	—	—
Federal funds purchased	2,392	32	5.37%	—	—	—
Junior subordinated debt	3,430	79	9.24%	3,383	49	5.81%
Total Interest-Bearing Liabilities	981,361	4,629	1.89%	1,118,335	704	0.25%
Non-Interest-Bearing Liabilities:
Demand deposits	416,039			527,008
Other liabilities	9,853			10,067
Total Liabilities	1,407,253			1,655,410
Shareholders' Equity	141,873			140,721
Total Liabilities & Shareholders' Equity	$1,549,126			$1,796,131
Net Interest Income (FTE)		$13,789			$12,543
Interest Rate Spread [2]			3.23%			2.93%
Cost of Funds			1.33%			0.17%
Interest Expense as a Percentage of Average Earning Assets			1.29%			0.17%
Net Interest Margin (FTE) [3]			3.83%			3.02%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the six months ended
	June 30, 2023			June 30, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$434,219	$5,998	2.76%	$287,241	$2,800	1.95%
Tax Exempt Securities [1]	67,019	831	2.48%	65,249	775	2.38%
Total Securities [1]	501,238	6,829	2.72%	352,490	3,575	2.03%
Loans:
Real Estate	820,033	24,032	5.91%	866,863	18,082	4.21%
Commercial	73,357	2,098	5.77%	89,944	2,084	4.67%
Consumer	43,179	1,531	7.15%	51,302	1,213	4.77%
Total Loans	936,569	27,661	5.96%	1,008,109	21,379	4.28%
Fed Funds Sold	455	10	4.43%	151,429	363	0.48%
Other interest-bearing deposits	20,789	377	3.66%	235,418	356	0.30%
Total Earning Assets	1,459,051	34,877	4.82%	1,747,446	25,673	2.96%
Less: Allowance for Credit Losses	(7,947)			(5,946)
Total Non-Earning Assets	114,372			124,851
Total Assets	$1,565,476			$1,866,351

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$346,625	$195	0.11%	$416,393	$119	0.06%
Money Market and Savings Deposits	431,849	3,970	1.85%	603,259	1,055	0.35%
Time Deposits	161,247	2,424	3.03%	155,544	352	0.46%
Total Interest-Bearing Deposits	939,721	6,589	1.41%	1,175,196	1,526	0.26%
Borrowings	31,074	766	4.97%	—	—	—
Federal funds purchased	3,754	91	4.89%	—	—	—
Junior subordinated debt	3,423	140	8.25%	3,377	98	5.85%
Total Interest-Bearing Liabilities	977,972	7,586	1.56%	1,178,573	1,624	0.28%
Non-Interest-Bearing Liabilities:
Demand deposits	440,285			527,049
Other liabilities	9,423			10,704
Total Liabilities	1,427,680			1,716,326
Shareholders' Equity	137,796			150,025
Total Liabilities & Shareholders' Equity	$1,565,476			$1,866,351
Net Interest Income (FTE)		$27,291			$24,049
Interest Rate Spread [2]			3.26%			2.68%
Cost of Funds			1.08%			0.19%
Interest Expense as a Percentage of Average Earning Assets			1.05%			0.19%
Net Interest Margin (FTE) [3]			3.77%			2.78%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Fully tax-equivalent measures
Net interest income	$13,703	$13,413	$15,384	$14,277	$12,461
Fully tax-equivalent adjustment	86	87	86	83	82
Net interest income (FTE) [1]	$13,789	$13,500	$15,470	$14,360	$12,543

Efficiency ratio [2]	54.4%	56.5%	52.0%	57.3%	58.6%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.3%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	54.1%	56.2%	51.7%	57.0%	58.3%

Net interest margin	3.81%	3.69%	3.89%	3.45%	3.00%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.83%	3.71%	3.91%	3.47%	3.02%

	For the Six Months Ended
	June 30, 2023	June 30, 2022
Fully tax-equivalent measures
Net interest income	$27,116	$23,886
Fully tax-equivalent adjustment	175	163
Net interest income (FTE) [1]	$27,291	$24,049

Efficiency ratio [2]	55.4%	60.5%
Fully tax-equivalent adjustment	-0.3%	-0.4%
Efficiency ratio (FTE) [3]	55.1%	60.1%

Net interest margin	3.75%	2.76%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.77%	2.78%

	As of
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Other financial measures
ACL to gross loans	0.81%	0.83%	0.59%	0.58%	0.57%
Fair value mark to gross loans	1.13%	1.50%	1.70%	1.80%	1.82%
ACL + fair value mark to gross loans (non-GAAP)	1.94%	2.33%	2.29%	2.38%	2.39%

Book value per share	$26.54	$26.50	$25.00	$23.65	$25.20
Impact of intangible assets [4]	(2.53)	(2.62)	(2.69)	(2.84)	$(2.92)
Tangible book value per share (non-GAAP)	$24.01	$23.88	$22.31	$20.81	$22.28

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented. As of September 30, 2022 and June 30, 2022, this figure also included other intangible assets related to Sturman Wealth Advisors, also net of accumulated amortization.